Exhibit 10

Writer’s Direct Dial: +1 (212) 225-2208

E-Mail: adelacruz@cgsh.com

September 14, 2020

The Republic of Argentina

Ministerio de Economía

Hipólito Yrigoyen 250

1310 City of Buenos Aires

Argentina

Ladies and Gentlemen:

We have acted as special United States counsel to the Republic of Argentina (the “Republic”) in connection with the Republic’s offering, pursuant to registration statements (No. 333-219272 with respect to the 2016 Indenture New Bonds (as defined below) and No. 333-237192 with respect to the 2005 Indenture New Bonds (as defined below) and the 2016 Indenture New Bonds) filed with the United States Securities and Exchange Commission (the “Commission”), under Schedule B of the United States Securities Act of 1933, as amended (the “Securities Act”) of (i) U.S.$11,405,065,287 aggregate principal amount of U.S. Dollar Amortizing Step-Up Bonds due 2038 (the “USD 2038 Bonds”), €809,336,805 aggregate principal amount of Euro-denominated Amortizing Step-Up Bonds due 2038 (the “Euro 2038 Bonds”), U.S.$10,482,111,279 aggregate principal amount of U.S. Dollar Amortizing Step-Up Bonds due 2041 (the “USD 2041 Bonds”), and €1,572,601,941 aggregate principal amount of Euro-denominated Amortizing Step-Up Bonds due 2041 (the “Euro 2041 Bonds”), which were issued under an indenture dated as of June 2, 2005, between the Republic and The Bank of New York Mellon (formerly known as The Bank of New York), as trustee (the “Trustee”), as amended from time to time prior to the date hereof (the “2005 Indenture”) (collectively, the “2005 Indenture New Bonds”), and (ii) U.S.$2,635,028,874 aggregate principal amount of U.S. Dollar Amortizing 1.000% Bonds due 2029 (the “USD 2029 Bonds”), €90,389,736 aggregate principal amount of Euro-denominated Amortizing 0.500% Bonds due 2029 (the “Euro 2029 Bonds”), U.S.$16,090,612,053 aggregate principal amount of U.S. Dollar Amortizing Step-Up Bonds due 2030 (the “USD 2030 Bonds”), €1,165,590,836 aggregate principal amount of Euro-denominated Amortizing Bonds due 2030 (the “Euro 2030 Bonds”), U.S.$20,501,717,797 aggregate principal amount of U.S. Dollar Amortizing Step-Up Bonds due 2035 (the “USD 2035 Bonds”), €298,795,262 aggregate principal amount of Euro-denominated Amortizing Step-Up Bonds due 2035 (the “Euro 2035 Bonds”), U.S.$2,091,997,126 aggregate principal amount of U.S. Dollar Amortizing Step-Up Bonds due 2046 (the “USD 2046 Bonds”), and €248,126,086 aggregate principal amount of Euro-denominated Amortizing Step-Up Bonds due 2046 (the “Euro 2046 Bonds”), which were issued under an indenture dated as of April 22, 2016, between the Republic and the Trustee, as amended from time to time prior to the date hereof (the “2016 Indenture” and, together with the 2005 Indenture, the “Indentures”) (collectively, the “2016 Indenture New Bonds” and, together with the 2005 Indenture New Bonds, the “Debt Securities”). Registration statement No. 333-219272, as amended as of its most recent effective date, August 13, 2020, the date on which the most recent Form 18-K/A was filed as an amendment thereto, insofar as it relates to the 2016 Indenture New Bonds, as applicable (as determined for purposes of Rule 430B(f)(2) under the Securities Act), including the documents incorporated by reference therein, is herein called the “2017 Registration Statement”; registration statement No. 333-237192, as amended as of its most recent effective date, August 13, 2020, the date on which the most recent Form 18-K/A was filed as an amendment thereto, insofar as it relates to the 2005 Indenture New Bonds and 2016 Indenture New Bonds (as determined for purposes of Rule 430B(f)(2) under the Securities Act), including the documents incorporated by reference therein, is herein called the “2020 Registration Statement” (and, together with the 2017 Registration Statement, the “Registration Statements”); the related prospectus dated April 21, 2020, included in the Registration Statements as filed with the Commission under the Securities Act, including the documents incorporated by reference therein, is herein called the “Base Prospectus”; the prospectus supplement dated April 21, 2020, as most recently amended and restated on August 17, 2020, as filed with the Commission pursuant to Rule 424(b) under the Securities Act, including the documents incorporated by reference therein, is herein called the “Prospectus Supplement.” The Base Prospectus and the Prospectus Supplement together are herein called the “Prospectus.”

Cleary Gottlieb Steen & Hamilton LLP or an affiliated entity has an office in each of the cities listed above.

The Republic of Argentina, Ministerio de Economĺa, p. 2

In arriving at the opinion expressed below, we have reviewed the following documents:

(a)	the Registration Statements;

(b)	the Prospectus;

(c)	an executed copy of the 2005 Indenture;

(d)	an executed copy of the 2016 Indenture;

(e)	an executed copy of the second supplemental indenture to the 2005 Indenture (the “2005 Second Supplemental Indenture”);

(f)	an executed copy of the third supplemental indenture to the 2005 Indenture (the “2005 Third Supplemental Indenture”);

(g)	an executed copy of the first supplemental indenture to the 2016 Indenture (the “2016 First Supplemental Indenture”);

The Republic of Argentina, Ministerio de Economĺa, p. 3

(h)

an executed copy of the second supplemental indenture to the 2016 Indenture (the “2016 Second Supplemental Indenture” and together with the 2005 Second Supplemental Indenture, the 2005 Third Supplemental Indenture, and the 2016 First Supplemental Indenture, the “Supplemental Indentures”);

(i)	an executed copy of the authorizations relating to the Debt Securities pursuant to Section 2.1 of the 2005 Indenture, dated September 4, 2020;

(j)	an executed copy of the authorizations relating to the Debt Securities pursuant to Section 2.1 of the 2016 Indenture, dated September 4, 2020; and

(k)	a copy of the Debt Securities in global form, as executed by the Republic and authenticated by the Trustee.

In addition, we have reviewed the originals or copies, certified or otherwise identified to our satisfaction, of all such other documents and other certificates of public officials and representatives of the Republic and such other persons, and we have made such investigations of law, as we have deemed appropriate as a basis for the opinion expressed below.

In rendering the opinion expressed below, we have assumed the authenticity of all documents submitted to us as originals and the conformity to the originals of all documents submitted to us as copies. In addition, we have assumed and have not verified (i) the accuracy as to factual matters of each document we have reviewed and (ii) that the Debt Securities have been duly authenticated in accordance with the terms of the Indenture.

Based on the foregoing and subject to the further assumptions and qualifications set forth below, it is our opinion that the Debt Securities are valid, binding and enforceable obligations of the Republic.

In giving the foregoing opinion, (i) we have assumed that each of the Republic and the Trustee has satisfied those legal requirements that are applicable to it to the extent necessary to make the Indentures, the Supplemental Indentures and the Debt Securities enforceable against the parties thereto (except that no such assumption is made as to the Republic regarding matters of the federal law of the United States or the law of the State of New York that in our experience normally would be applicable in relation to the Indentures, the Supplemental Indentures and the Debt Securities), (ii) such opinion is subject to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally, to general principles of equity, and (iii) such opinion is subject to the effect of judicial application of foreign laws or foreign governmental actions affecting creditors’ rights.

We note that the designation in Section 12.8 of the 2005 Indenture and in Section 9.7 of the 2016 Indenture of the U.S. federal courts sitting in the Borough of Manhattan, The City of New York as a venue for actions or proceedings relating to the 2005 Indenture or the 2016 Indenture, as applicable, and the Debt Securities is (notwithstanding the waiver in or pursuant to Section 12.8 of the 2005 Indenture and Section 9.7 of the 2016 Indenture) subject to the power of such courts to transfer actions pursuant to 28 U.S.C. §1404(a) or to dismiss such actions or proceedings on the grounds that such federal court is an inconvenient forum for such action or proceeding.

The Republic of Argentina, Ministerio de Economĺa, p. 4

In addition, we note that the enforceability in the United States of the waiver of immunities from court jurisdiction and from legal process by the Republic, as set forth in the Indentures and the Debt Securities, is subject to the limitations imposed by the United States Foreign Sovereign Immunities Act of 1976, as amended. We express no opinion as to the enforceability of any such waiver of immunity to the extent that it purports to apply to any immunity to which the Republic may become entitled after the date hereof.

We also note that by statute New York provides that a judgment or decree rendered in a currency other than the currency of the United States shall be converted into U.S. dollars at the rate of exchange prevailing on the date of entry of the judgment or decree. There is no corresponding federal statute and no controlling federal court decision on this issue. Accordingly, we express no opinion as to whether a federal court would award a judgment in a currency other than U.S. dollars or, if it did so, whether it would order conversion of the judgment into U.S. dollars.

We express no opinion as to the enforceability of any provisions in the Debt Securities relating to currency indemnity.

The foregoing opinion is limited to the federal law of the United States of America and the law of the State of New York.

We hereby consent to the filing of this opinion as an exhibit to Amendment No. 6 to the Republic’s Annual Report on Form 18-K for the Fiscal Year ended December 31, 2018 and to the references to us under the heading “Validity of the Securities” in the Base Prospectus and “Validity of the New Bonds” in the Prospectus Supplement. In giving such consent, we do not hereby admit that we are experts with respect to any part of the Registration Statements, including this exhibit, within the meaning of the term “expert” as used in the Securities Act, or the rules and regulations of the Commission issued thereunder. We assume no obligation to advise you, or to make any investigations, as to any legal developments or factual matters arising subsequent to the date hereof that might affect the opinion expressed herein.

Very truly yours, CLEARY GOTTLIEB STEEN & HAMILTON LLP

By:	/s/ Andrés de la Cruz
Andrés de la Cruz, a Partner